SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of report (Date of earliest event reported) July 17, 1998
                                                      -------------

                         AMBASSADORS INTERNATIONAL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

                 (State or Other Jurisdiction of Incorporation)

             0-26420                                        91-1688605
     ------------------------                           -------------------
     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

              Dwight D. Eisenhower Building, 110 So. Ferrall St.,
                           Spokane, Washington 99202
              ---------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)

                                 (509) 534-6200
              ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
              ---------------------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)

     Item 2.   Acquisition or Disposition of Assets
     ----------------------------------------------
     Pursuant to an Asset Purchase Agreement dated July 17, 1998 (the "Asset Purchase Agreement"), Ambassadors Performance Group, Inc. ("APG"), a wholly-owned subsidiary of Ambassadors International, Inc. (the "Company"), purchased certain assets from Destination, Inc., a Georgia corporation ("Destination").

     The purchased assets (the "Assets") include (i) all of the inventory, supplies and marketing material used by Destination in its business of organizing and operating comprehensive integrated housing, registration and travel services for meetings, conventions, expositions and trade shows for business clients (the "Business");
     (ii) all of the furniture, fixtures, equipment and improvements located at the offices of the Business at 240 Peachtree Street, Suite 22-S-22, Atlanta, Georgia (the "Business Premises"); (iii) Destination's right, title and interest in and to the lease for the Business Premises; (iv) all of the goodwill and other intangible assets relating to the Business; (v) any and all prepaid expenses relating to the Business; and (vi) all of the contracts, work in progress and prospective contracts relating to the Business. APG intends to continue the Business as previously conducted, at the Business Premises.

     The total purchase price for the Assets was $2,150,000, paid in cash. In addition, the Asset Purchase Agreement provides that, for the period July 1, 1998 through December 31, 1998, Destination will be paid between $50,000 and $350,000, depending upon the Business' earnings during that period. The amount earned may be paid, at APG's option, in cash or in shares of common stock of the Company based upon the then-current market value.

     For each of the calendar years ending December 31, 1999, 2000 and 2001 (the "Earn Out Years") Destination may be paid an earn-out payment (an "Earn-Out Payment") of up to $900,000, based on earnings of the Business in those years. Each of the Earn-Out Payments, if any, with respect to 1999, 2000 and 2001, shall be paid one-third (1/3) in cash and the remaining two-thirds (2/3) in cash or, at APG's option, in shares of the Company's Common Stock based upon the then-current market value. In addition, depending upon earnings of the Business in each of the Earn-Out Years, the Company shall issue to Destination options to purchase shares of the Company's Common Stock pursuant to the Company's Amended and Restated 1995 Equity Participation Plan, subject to a maximum of 10,000 shares of the Company's Common Stock in any Earn-Out Year.

     The purchase price for the Assets was arrived at through arms' length negotiations between APG and Gregory S. Cunningham ("Cunningham"), the sole shareholder of Destination, who is not an affiliate of the Company. The source of the funds used to purchase the Assets came from the Company's working capital, including the proceeds of its recently-completed public offering in April 1998.

     In connection with the foregoing transactions, APG also entered into a non-competition agreement and a five-year employment agreement with Cunningham for him to serve as an executive of APG and pursuant to which, among other things, Cunningham will be granted an option to purchase 10,000 shares of the Company's Common Stock.


     Item 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits
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     (c)  Exhibits

          2.6 Asset Purchase Agreement, dated July 17, 1998 by and among Ambassadors International, Inc., Ambassador Performance Group, Inc., Destination, Inc. and Gregory S. Cunningham.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


     Dated: August 3, 1998
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                              AMBASSADORS INTERNATIONAL, INC.


                              By  /s/ John A. Ueberroth
                                  ----------------------------
                                  John A. Ueberroth, President